                                                                     Exhibit 1.1

                               3,650,000 Shares
                             TRIUMPH GROUP, INC.
                                 Common Stock
                              ($.001 Par Value)
                            UNDERWRITING AGREEMENT

                                                                March     , 2001
Deutsche Banc Alex. Brown Inc.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
As Representatives of the
   Several Underwriters
c/o Deutsche Banc Alex. Brown Inc.
130 Liberty Street
New York, New York  10006

Ladies and Gentlemen:

      Triumph Group, Inc., a Delaware corporation (the "COMPANY"), and World Equity Partners, L.P. (the "SELLING STOCKHOLDER"), propose to sell to the several underwriters (the "UNDERWRITERS") named in Schedule I hereto for whom you are acting as representatives (the "REPRESENTATIVES") an aggregate of 3,650,000 shares of the Company's Common Stock, $.001 par value (the "FIRM SHARES"), of which 3,000,003 shares will be sold by the Company and 649,997 shares will be sold by the Selling Stockholder. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the amount to be sold by the Selling Stockholder is set forth opposite its name in Schedule II hereto. The Company and the Selling Stockholder are sometimes referred to herein collectively as the "SELLERS." The Company also proposes to sell at the Underwriters' option an aggregate of up to 450,000 additional shares of the Company's Common Stock (the "OPTION SHARES") as set forth below. As the Representatives, you have advised the Company and the Selling Stockholder (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Under-writers. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "SHARES."

      In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
      STOCKHOLDER.

(a) The Company represents and warrants to each of the Underwriters as follows:

            (i) A registration statement on Form S-3 (File No. 333-55726) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "ACT"), and the Rules and Regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder and has been filed with the Commission. The Company meets the requirements for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "REGISTRATION STATEMENT," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "PRELIMINARY PROSPECTUS." Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) or 430A, and prior to the termination of the offering of the Shares by the Underwriters.

            (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company as listed in Exhibit A hereto (collectively, the "SUBSIDIARIES") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and to the extent shown in Exhibit A hereto are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

            (iii) The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; the portion of the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

            (iv)     The information set forth under the caption
      "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

            (v) The Commission has not issued any stop order preventing or suspending the use of any Prospectus or the effectiveness of the Registration Statement relating to the proposed offering of the Shares nor instituted proceedings for that purpose, nor are any such proceedings pending or, to the knowledge of the Company, contemplated by the Commission. Any request on the part of the Commission for additional information has been complied with. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and complies and will comply with the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus, at the time filed with the Commission conformed, in all respects to the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Reg-istration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

            (vi) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein or herein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data in the Registration Statement present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The condensed consolidated pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

            (vii) Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

            (viii) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries be-fore any court or administrative agency or otherwise, which, if determined adversely to the Company or any of its Subsidiaries, might result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole or to prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

            (ix) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

            (x) The Company and the Subsidiaries have filed all Federal, state, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the financial statements of the Company.

            (xi) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or any of the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements in the Registration Statement.

            (xii) Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be, in violation of or in default under its respective Certificate of Incorporation or charter, as applicable, or By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default is of material sig-nificance in respect of the condition, financial or otherwise of the Company and the Subsidiaries taken as a whole or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, or of the Certificate of Incorporation or By-Laws of the Company or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

            (xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

            (xiv) The Company and the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their respective businesses; and, to the best knowledge of the Company, neither the Company nor any of the Subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and the Subsidiaries taken as a whole. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company or any Subsidiary.

            (xv) Neither the Company, nor to the Company's best knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of shares of Common Stock of the Company to facilitate the sale or resale of the Shares.

            (xvi) Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 ACT") and the rules and regulations of the Commission thereunder and after the application of the net proceeds therefrom as described in the Prospectus will not be an "investment company" as such term is defined in the 1940 Act.

            (xvii) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management's general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
      (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xviii) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

            (xix) The Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred or expects to incur liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (2) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (xx) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except Citicorp Venture Capital, Ltd. ("CVC"), World Equity Partners, L.P. and Joseph M. Silvestri.

            (xxi) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and

      Finance (the "DEPARTMENT"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

            (xxii) Except as described in the Registration Statement, the Company and its Subsidiaries are (a) in compliance with any and all material applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (b) have no properties listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and neither the Company nor any Subsidiary has received written notification of any pending or threatened claims for personal injury or property damage with respect thereto or notice that it or they is a potentially responsible person ("PRP") for environmental remediation costs, (c) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (d) are in compliance with all terms and conditions of any such permit, license or approval except where such noncompliance with Environmental Laws, designation as a CERCLA site or as a PRP, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a material effect on the Company or any of its Subsidiaries.

            (xxiii) The Shares have been approved for listing on the New York Stock Exchange.

      (b) The Selling Stockholder represents and warrants as follows:

            (i) The Selling Stockholder now has and at the Closing Date (as such date is hereinafter defined) will have good and marketable title to the Firm Shares to be sold by the Selling Stockholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares; and upon the delivery of, against payment for, such Firm Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

            (ii) The Selling Stockholder has full right, power and authority to execute and deliver this Agreement, the Power of Attorney, and the Custodian Agreement referred to below and to perform its obligations under such Agreements. The execution and delivery of this Agreement and the consummation by the Selling Stockholder of the transactions herein contemplated and the fulfillment by the Selling Stockholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of the Selling Stockholder or any indenture, mortgage, deed of trust or other agreement or instrument to which the Selling Stockholder is a party, or of any order, rule or regulation applicable to the Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

            (iii) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

            (iv) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, the Selling Stockholder (x) has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, (y) is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company or any of the Subsidiaries, and (z) the sale of the Firm Shares by the Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement or the documents incorporated by reference therein. The information pertaining to the Selling Stockholder under the caption "Security Ownership" in the Prospectus is complete and accurate in all material respects.

2.    PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

            (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and the Selling Stockholder shall be several and not joint.

            (b) Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Stockholder have been placed in custody with the Company as custodian (the "CUSTODIAN") pursuant to the Custodian Agreement executed by the Selling Stockholder for delivery of all Firm Shares to be sold hereunder by the Selling Stockholder. The Selling Stockholder specifically agrees that the Firm Shares represented by the certificates held in custody for the Selling Stockholder under the Custodian Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminable by any act or deed of the Selling Stockholder (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the dissolution of the Selling Stockholder) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Shares hereunder, certificates for the Firm Shares, as the case may be, shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

            (c) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company for the Firm Shares to be sold by it and to an account designated by the Custodian for the Firm Shares to be sold by the Selling Stockholder, in each case against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "CLOSING DATE." (As used herein, "BUSINESS DAY" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

            (d) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company, setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which the Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than five full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "OPTION CLOSING DATE"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds to an account designated by the Company for the Option Shares to be sold by it and to an account designated by the Custodian for the Option Shares to be sold by the Selling Stockholder, in each case against delivery of certificates therefor through the facilities of the Depository Trust Company, New York, New York.

            (e) If on the Closing Date the Selling Stockholder fails to sell the Firm Shares which the Selling Stockholder has agreed to sell on such date as set forth in Schedule II hereto, the Company agrees that it will use its best efforts to sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents Firm Shares which the Selling Stockholder has failed to so sell, as set forth in
      Schedule II hereto, or such lesser number as may be requested by the Representatives.

3.    OFFERING BY THE UNDERWRITERS.

      It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth on the cover page of the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

      It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.    COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDER.

      (a)   The Company covenants and agrees with the several Underwriters that:

            (i) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or supplement to the Prospectus or file any document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

            (ii) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

            (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

            (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, one copy of the manually signed Registration Statement and each amendment thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

            (v) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Securities Exchange Act of 1934 which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

            (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

            (vii) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any quarterly period subsequent to the quarterly period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

            (viii) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended. The Company will deliver to the Representatives similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

            (ix) Except for (A) the grant of stock options pursuant to employee or director stock option plans existing on the date hereof or (B) the issuance of shares of Common Stock upon the exercise of stock options outstanding on the date hereof or granted in accordance with clause (A), no offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or an agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Deutsche Banc Alex. Brown Inc.

            (x) The Company will cause the Shares to continue to be listed on the New York Stock Exchange.

            (xi) The Company has caused each officer and director of the Company and CVC to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for shares of Common Stock or derivative of shares of Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of Deutsche Banc Alex. Brown Inc. ("LOCKUP AGREEMENTS").

            (xii) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus and shall file such information with the Commission with re-spect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

            (xiii) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

            (xiv) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

            (xv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

      (b) The Selling Stockholder covenants and agrees with the Underwriters that:

            (i) The Selling Stockholder will not, directly or indirectly, offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company or other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by the Selling Stockholder or request the registration for the offer or sale of any of the foregoing (or as to which the Selling Stockholder has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, otherwise than hereunder or with the prior written consent of Deutsche Banc Alex. Brown Inc.

            (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

            (iii) The Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5.    COSTS AND EXPENSES.

      The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Stockholder; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, the Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the New York Stock Exchange and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Selling Stockholder has agreed with the Company to reimburse the Company for a portion of such expenses. To the extent, if at all, that the Selling Stockholder engages special legal counsel to represent it in connection with this offering, the fees and expenses of such counsel shall be borne by the Selling Stockholder. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Sellers pro rata. The Company agrees to pay all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of directed shares of the Common Stock by the Underwriters to employees and persons having business relationships with the Company and its Subsidiaries. The Sellers shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulations and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but neither the Company nor the Selling Stockholder shall in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.    CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

      The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholder contained herein, and to the performance by the Company and the Selling Stockholder of their covenants and obligations hereunder and to the following additional conditions:

            (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Stockholder, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

            (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Ballard Spahr Andrews & Ingersoll LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), substantially in the form of Exhibit B hereto.

            (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Kirkland & Ellis, counsel for the Selling Stockholder, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), substantially in the form of Exhibit C hereto.

            (d) The Representatives shall have received from Cahill Gordon & Reindel, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

            (e) The Representatives shall have received at or prior to the Closing Date from Cahill Gordon & Reindel a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

            (f) The Representatives shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

            (g) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                 (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and, to his knowledge after due inquiry, no actions for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                 (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                 (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

                 (iv) He has examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                 (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

            (h) The Company and the Selling Stockholder shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

            (i) The Firm Shares and Option Shares, if any, shall have been approved for listing on the New York Stock Exchange.

            (j) The Lockup Agreements described in Section 4(a)(xi) shall be in full force and effect.

      The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Cahill Gordon & Reindel, counsel for the Underwriters.

      If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Stockholder of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

      In such event, the Selling Stockholder, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.    CONDITIONS OF THE OBLIGATIONS OF THE SELLERS.

      The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.    INDEMNIFICATION.

      (a) The Company and the Selling Stockholder, jointly and severally, agree:

            (1) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED that the Company and the Selling Stockholder shall not be liable under this clause
      (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); PROVIDED, HOWEVER, that the Company and the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; PROVIDED, further that the Selling Stockholder shall be liable under this
      Section 8(a) only with respect to information furnished to the Company by or on behalf of the Selling Stockholder with respect to the Selling Stockholder for use in the preparation of the Registration Statement and the Prospectus.

            (2) to reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant thereto.

In no event, however, shall the liability of the Selling Stockholder for indemnification under this Section 8(a) exceed the proceeds received by the Selling Stockholder from the Underwriters in the offering. This indemnity obligation will be in addition to any liability which the Company or the Selling Stockholder may otherwise have.

      (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholder, and each person, if any, who controls the Company or the

Selling Stockholder within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company, the Selling Stockholder or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company, the Selling Stockholder or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the in-demnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company and the Selling Stockholder in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

      (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder, on the one hand, or the Underwriters, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) the Selling Stockholder shall not be required to contribute any amount in excess of the lesser of (A) that proportion of the total of such losses, claims, damages or liabilities indemnified or contributed against equal to the proportion of the total Shares sold hereunder which is being sold by the Selling Stockholder, or (B) the proceeds received by the Selling Stockholder from the Underwriters in the offering. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

      (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.    DEFAULT BY UNDERWRITERS.

      If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Stockholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholder such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as the Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Stockholder or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholder except to the extent provided in
Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "UNDERWRITER" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.   NOTICES.

      All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Banc Alex. Brown Inc., 130 Liberty Street, New York, New York 10006,
Attention: Jeffrey Baker, Director, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: William M. Hartnett; if to the Company, to Richard C. Ill, President and Chief Executive Officer, Four Glenhardie Corporate Center, 1255 Drummers Lane, Suite 200, Wayne, Pennsylvania 19087, with a copy to: Ballard Spahr Andrews & Ingersoll, 1735 Market Street, Philadelphia, Pennsylvania 19103, Attention: Gerald J. Guarcini, Esq.; if to the Selling Stockholder, to Kirkland & Ellis, Citigroup Center, 153 East 53rd Street, New York, New York 10022, Attention: Eunu Chun, Esq.

11.   TERMINATION.

      This Agreement may be terminated by you by notice to the Sellers as follows:

            (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

            (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) declaration of a banking moratorium by United States or New York

      State authorities; (vi) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange
      Act); (vii) the suspension of trading of the Company's Common Stock on the New York Stock Exchange; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

      (c)   as provided in Sections 6 and 9 of this Agreement.

12.   SUCCESSORS.

      This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Stockholder and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.   INFORMATION PROVIDED BY UNDERWRITERS.

      The Company, the Selling Stockholder and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information under the caption "Underwriting" in the Prospectus (other than the sixth (relating to expenses of the offering), seventh (relating to indemnification and contribution) and eighth (relating to lock-up arrangements) paragraphs thereof).

14.   MISCELLANEOUS.

      The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

      If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Company and the several Underwriters in accordance with its terms. Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by the Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                    Very truly yours,


                                    TRIUMPH GROUP, INC.


                                    By:
                                        --------------------------------
                                        Name:
                                        Title:


                                    WORLD EQUITY PARTNERS, L.P.

                                    By: Citicorp Capital Investors, Ltd.,
                                        its general partner


                                    By:
                                        --------------------------------
                                        Name:
                                        Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


DEUTSCHE BANC ALEX. BROWN INC.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated

As Representatives of the several
Underwriters listed on Schedule I

By:  Deutsche Banc Alex. Brown Inc.


By:
    ---------------------------
    Name:
    Title:

                                  SCHEDULE I


                           Schedule of Underwriters

            Underwriter                    Number of Firm Shares to be Purchased
            -----------                    -------------------------------------

Deutsche Banc Alex. Brown Inc.

Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated






                            Total                      ____________

                                    EXHIBIT A

SUBSIDIARIES                                  PERCENTAGE OWNED BY THE COMPANY
                                                    OR ANOTHER SUBSIDIARY


Triumph Group Holdings, Inc.                               100%
Triumph Brands, Inc.                                       100%
Triumph Group Acquisition Corp.                            100%
The Triumph Group Operations, Inc.                         100%
DG Industries, Inc.                                        100%
DV Industries, Inc.                                        100%
HTD Aerospace, Inc.                                        100%
Triumph Precision, Inc.                                    100%
Ralee Engineering Co.                                      100%
Aerospace Technologies, Inc.                               100%
Kilroy Steel, Inc.                                         100%
Kilroy Structural Steel Co.                                100%
Frisby Aerospace, Inc.                                     100%
Triumph Controls, Inc.                                     96%1
Advanced Materials Technologies, Inc.                      100%
Special Processes of Arizona                               100%
Triumph/JDC Company                                        100%
Hydro-Mill Co.                                             100%
Stopler-Fabralloy Company                                  100%
Nu-Tech Industries, Inc.                                   100%
Nu-Tech Brands, Inc.                                       100%
CBA Acquisition LLC                                        100%
Triumph Components - San Diego, Inc.                       100%
Lee Aerospace, Inc.                                        100%
ACR Industries, Inc.                                       100%
Airborne Nacelle Services, Inc.                            100%
Chem-Fab Corporation                                       100%
Triumph Metals Group Sales Co.                             100%
Triumph Industries Co.                                     100%
Great Western Steel Co.                                    100%
The Triumph Group Operations Holdings, Inc.                100%
Master Tool Fabricators Acquisition Corp.                  100%
Triumph Precision Casting Co.                              100%
Airborne Supply, Inc.                                      100%
Triumph Air Repair (Europe) Limited                        100%
Triumph Group Foreign Sales Corporation                    100%
Triumph Controls (Europe) SAS                              100%
CBA Marine SA                                              99%2
MGP Holding SA                                             99%3
Constructions Brevetees d'Alfortville SA                   99%4
CBA Applicaciones SA                                       100%


--------
1 4% of Triumph Controls, Inc. is owned by an affiliate of Teleflex
Incorporated.
2 One share of CBA Marine SA is owned by Richard C. Ill, Michel Pommey and Lawrence J. Resnick.
3 One share of MGP Holding SA is owned by Richard C. Ill, Andrew
Bertolazzi and Lawrence J. Resnick.
4 One share of Constructions Brevetees d'Alfortville SA is owned by Richard C. Ill, Michel Pommey and Lawrence J. Resnick.

                                    EXHIBIT B


                                                March ____, 2001



Deutsche Banc Alex. Brown Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
c/o Deutsche Banc Alex. Brown Inc.
130 Liberty Street
New York, NY 10006

            Re:   TRIUMPH GROUP, INC.

Ladies and Gentlemen:

            We have acted as counsel to Triumph Group, Inc., a Delaware corporation (the "Company"), in connection with (i) the execution and delivery of the Underwriting Agreement dated March 8, 2001 (the "Underwriting Agreement") among the Company, World Equity Partners, L.P. (the "Selling Stockholder"), and Deutsche Banc Alex. Brown Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters (collectively, the "Underwriters"), (ii) the issuance and sale by the Company of 3,000,003 shares (the "Company Shares") of its common stock, par value $0.001 per share (the "Common Stock") and the grant by the Company to the Underwriters of an option to purchase an additional 450,000 shares of Common Stock to cover over-allotments (the "Option Shares," and together with the Company Shares, the "Shares"), pursuant to the Underwriting Agreement and (iii) the preparation of the Company's registration statement on Form S-3 (Registration No. 333-55726), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Such registration statement (including information incorporated by reference therein and information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A), as amended at the time it became effective under the Act, is hereinafter referred to as the "Registration Statement" and the related prospectus dated March 8, 2001, as filed pursuant to Rule 424(b) of the Act, is hereinafter referred to as the "Prospectus."

            This opinion is being delivered to you pursuant to Section 6(b) of the Underwriting Agreement. Unless defined in this opinion, capitalized terms are used herein as defined in the Underwriting Agreement.

            In our capacity as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Underwriting Agreement, the Registration Statement, the Prospectus, the specimen certificate representing shares of Common Stock and of such corporate records of the Company, and other agreements, documents and instruments, and

Deutsche Banc Alex. Brown Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
March ___, 2001
Page 2




such certificates or comparable documents of public officials, officers and representatives of the Company and other persons, and have made such inquiries of such officers, representatives and other persons and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth. In all cases, we have assumed the legal capacity and competence of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified, conformed, photostatic or facsimile copies and the accuracy and completeness of all corporate records and other information made available to us by the Company and each subsidiary listed on Exhibit A attached hereto, which the Company has advised us constitutes all of its domestic subsidiaries (collectively, the "Subsidiaries").

            We have also assumed, without verification (i) that the parties to the Underwriting Agreement and the other agreements, instruments and documents executed in connection therewith, other than the Company, have the power (including, without limitation, corporate power where applicable) and authority to enter into and perform the Underwriting Agreement and such other agreements, instruments and documents and (ii) the due authorization, execution and delivery by such other parties of the Underwriting Agreement and such other agreements, instruments and documents.

            As to questions of fact material to this opinion, we have relied upon the accuracy of the representations and warranties made by the Company in the Underwriting Agreement and of the certificates of and other comparable documents submitted to us by officers and representatives of the Company and other persons, upon statements made to us in discussions with the Company's management and upon certificates of public officials. In rendering the opinions in paragraphs 1 and 2 relating to the valid existence or subsistence and good standing of the Company and each Subsidiary, we have relied solely upon certificates from public officials.

            When an opinion or confirmation is given to our knowledge or to the best of our knowledge or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in this firm who have participated in the specific transaction to which this opinion relates, except as otherwise noted herein.

            Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

Deutsche Banc Alex. Brown Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
March ___, 2001
Page 3




            1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

            2. Each of the Subsidiaries incorporated in the Commonwealth of Pennsylvania has been duly incorporated and is validly subsisting as a corporation under the laws of the Commonwealth of Pennsylvania and each of the Subsidiaries incorporated in the State of Delaware is duly incorporated, validly existing as a corporation in good standing under the laws of the State of Delaware. Each of the Subsidiaries incorporated in jurisdictions other than the Commonwealth of Pennsylvania or the State of Delaware is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. Each of the Subsidiaries has the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus.

            3. The authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus, and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description contained in the Prospectus under the caption "Description of Capital Stock."

            4. Except as described in or contemplated by the Prospectus, to our knowledge, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock. Except as described in the Prospectus, to our knowledge, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

            5. All the shares of capital stock of the Company outstanding prior to the issuance of the Shares (including the shares of Common Stock being sold by the Selling

Deutsche Banc Alex. Brown Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
March ___, 2001
Page 4




Stockholder) have been duly authorized and validly issued, are fully paid and nonassessable and were issued and sold in compliance with the registration provisions of the federal securities laws.

            6. All of the issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and, to our knowledge, are owned by the Company or a Subsidiary, except that an affiliate of Teleflex Incorporated owns a minority interest in Triumph Controls, Inc., a Subsidiary of the Company ("TCI"). To the best of our knowledge, the outstanding shares of capital stock of each of the Subsidiaries is owned free and clear of any perfected security interest created under Article 9 of the Uniform Commercial Code, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding, except that the Company has the right to convert the minority interest in TCI into shares of Common Stock of the Company.

            7. The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of (a) any preemptive rights arising under the Company's Certificate of Incorporation, as amended, or the Delaware General Corporation Law, or (b) to our knowledge, similar rights that entitle or will entitle any person to acquire any shares of capital stock of the Company upon the issuance and sale of the Shares by the Company.

            8. The form of certificate for the Shares conforms to the requirements of the Delaware General Corporation Law.

            9. The Company has the corporate power and authority to enter into and perform its obligations under the Underwriting Agreement and to issue, sell and deliver the Shares to the Underwriters as provided therein. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

            10. Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of the Underwriting Agreement, compliance by the Company with the provisions of the Underwriting Agreement nor consummation by the Company of the transactions contemplated by the Underwriting Agreement
(a) violates the provisions of the Certificate of Incorporation or Bylaws of the Company, (b) violates any present statute, rule or regulation promulgated by the United States or the General Corporation Law of the State of Delaware which is normally applicable both to general business corporations which are

Deutsche Banc Alex. Brown Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
March ___, 2001
Page 5




not engaged in regulated business activities and to transactions of the type contemplated by the Underwriting Agreement, or (c) constitutes or will constitute a breach of, or a default under, any material agreement or instrument known to us to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound or filed as an exhibit to the Registration Statement. In rendering the opinion in clause (c), we have assumed that each document referred to therein will be enforced as written and we have interpreted such documents as if the laws of the Commonwealth of Pennsylvania were the governing law applicable to such documents.

            11. No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act and the Securities and Exchange Act of 1934, as amended, or such as may be required by the NASD or under state securities or Blue Sky laws governing the purchase and distribution of the Shares, as to which we express no opinion) for the valid issuance and sale of the Shares to the Underwriters as contemplated by the Underwriting Agreement.

            12. The Registration Statement and the Prospectus and each amendment or supplement thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data found in or derived from the internal accounting and other financial records of the Company and its Subsidiaries which is included or incorporated by reference therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act and the regulations thereunder. The conditions for the use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

            13. The descriptions in the Registration Statement and the Prospectus of contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and we do not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

            14. The statements in the Registration Statement and Prospectus under the captions "Business - Environmental Matters" (as such section describes the terms of certain indemnification arrangements to which the Company is a party), "Description of Capital Stock" and "Shares Eligible for Future Sale," insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

Deutsche Banc Alex. Brown Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
March ___, 2001
Page 6




            We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America (exclusive of patent law), the Commonwealth of Pennsylvania and the Delaware General Corporation Law, and we express no opinion on the state securities or "Blue Sky" law of any state. Our opinion is given as if the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws provisions, governed the Underwriting Agreement.

            We confirm that we have no knowledge of any material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or the Subsidiaries or any of their respective properties is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required.

            We have been advised by members of the staff of the Division of Corporation Finance of the Commission (the "Staff") that the Registration Statement has become effective under the Act and, to our knowledge (and after being advised by the Staff to such effect), no stop order suspending the effectiveness of the Registration Statement has been issued; and to our knowledge no proceedings for that purpose are pending before or contemplated by the Commission.

            In addition, although we have not undertaken, except as otherwise indicated in this opinion, to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement, we have participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives and your counsel, and nothing has come to our attention which leads us to believe that (i) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, as of its date or as of the Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, [or
(iii) any amendment or supplement to the Prospectus, as of its date, or as of the Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading] (it being understood that we express

Deutsche Banc Alex. Brown Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
March ___, 2001
Page 7




no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data found in or derived from the internal accounting and other financial records of the Company and its Subsidiaries which is included or incorporated by reference in the Registration Statement or the Prospectus).

            This opinion is furnished solely for the information of the Underwriters in connection with the offering and sale of the Shares and may not be relied upon by any other person without our prior written consent.

            This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.


                                                Very truly yours,

                                   EXHIBIT A

                                 SUBSIDIARIES


Triumph Group Holdings, Inc.
Triumph Brands, Inc.
Triumph Group Acquisition Corp.
The Triumph Group Operations, Inc.
DG Industries, Inc.
DV Industries, Inc.
HTD Aerospace, Inc.
Triumph Precision, Inc.
Ralee Engineering Co.
Aerospace Technologies, Inc.
Kilroy Steel, Inc.
Kilroy Structural Steel Co.
Frisby Aerospace, Inc.
Triumph Controls, Inc.
Advanced Materials Technologies, Inc.
Special Processes of Arizona
Triumph/JDC Company
Hydro-Mill Co.
Stopler-Fabralloy Company
Nu-Tech Industries, Inc.
Nu-Tech Brands, Inc.
CBA Acquisition LLC
Triumph Components - San Diego, Inc.
Lee Aerospace, Inc.
ACR Industries, Inc.
Airborne Nacelle Services, Inc.
Chem-Fab Corporation
Triumph Metals Group Sales Co.
Triumph Industries Co.
Great Western Steel Co.
The Triumph Group Operations Holdings, Inc.
Master Tool Fabricators Acquisition Corp.
Triumph Precision Casting Co.
Airborne Supply, Inc.

                                    EXHIBIT C


To Call Writer Direct:
   212 446-4800

                                 March 14, 2001




Deutsche Banc Alex. Brown Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representatives of the Several Underwriters
c/o Deutsche Banc Alex. Brown Inc.
130 Liberty Street
New York, New York  10006



     We are issuing this letter in our capacity as special counsel for and at the request of World Equity Partners, L.P., a Delaware limited partnership (the "Selling Stockholder"), in response to the requirement in Section 6(c) of the Underwriting Agreement dated March 8, 2001 (the "Underwriting Agreement") among Triumph Group, Inc. (the "Company"), the Selling Stockholder and the Underwriters named in Schedule I thereto (the "Underwriters"). Every term which is defined or given a special meaning in the Underwriting Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Underwriting Agreement.

     In connection with the preparation of this letter, we have among other things read:

     (a) the registration statement on Form S-3 (Registration No. 333-55726) filed by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering the offering of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), (which registration statement, as amended, including the information incorporated therein by reference, and as constituted at the time it became effective (including the information deemed to be part of the registration statement at the time it became effective in accordance with Rule 430A under the Securities Act) is herein called the "Registration Statement");

     (b) the Company's prospectus dated March 8, 2001 covering the offering of the Shares through the Underwriters, in the form which includes the initial offering price and related

March 14, 2001
Page 2



          terms (which prospectus, including the information incorporated therein by reference, is herein called the "Prospectus");

     (c)  an executed copy of the Underwriting Agreement;

     (d) an executed copy of the Power of Attorney and Custodian Agreement with respect to the Selling Stockholder;

     (e)  a specimen certificate for the Shares;

     (f) copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Shares under the Underwriting Agreement; and

     (g) such other documents, records and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth herein.

     Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

     1. A Power of Attorney and Custodian Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitutes a legally valid and binding agreement of the Selling Stockholder in accordance with its terms.

     2. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

     3. No consent, approval, authorization or order of any court or governmental agency or body known to us to be applicable to the Selling Stockholder is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the Shares to be sold by the Selling Stockholder hereunder, except such as may be required under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters.

March 14, 2001
Page 3


     4. Immediately prior to the closing under the Underwriting Agreement, the Selling Stockholder had full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder under the Underwriting Agreement.

     5. [Assuming (a) the delivery by the Selling Stockholder to DTC or its] agent of the Shares registered in the name of Cede & Co. or such other nominee designated by the DTC, both as provided for in the Underwriting Agreement, (b) the crediting of the Shares to the Underwriters' accounts with DTC, (c) Cede & Co. or such other nominee designated by DTC "gives value" (as provided in Section 8-303 of the Uniform Commercial Code as adopted in the State of New York (the "Code")) to the Selling Stockholders, (d) neither Cede & Co. or such other nominee designated by DTC nor the Underwriters have notice of any "adverse claim" (as defined in Section 8-102 of the Code) to the Shares and (e) Cede & Co. or such other nominee designated by DTC is a "securities intermediary" (as defined in Section 8-102 of the Code), then (i) Cede & Co. or such other nominee designated by DTC is a "protected purchaser" of the Shares (as defined in Section 8-303 of the Code), (ii) the Underwriters have acquired a valid "security entitlement" (within the meaning of Section 8-501 of the Code) to the Shares, and (iii) no action based on an "adverse claim" (as defined in Section 8-102 of the Code) may be asserted against the Underwriters with respect to such security entitlement.]

                                    ooooooooo

     The purpose of our professional engagement was not to establish factual matters, and preparation of the Registration Statement involved many determinations of a wholly or partially nonlegal character. We make no representation that we have independently verified the accuracy, completeness or fairness of the Prospectus or Registration Statement or that the actions taken in connection with the preparation of the Registration Statement or Prospectus were sufficient to cause the Prospectus or Registration Statement to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Prospectus or the Registration Statement. We were not retained by the Company to prepare the periodic reports, proxy statements,

March 14, 2001
Page 4


or other materials incorporated in the Prospectus or Registration
Statement, and our knowledge about these materials is limited.

                                   ooooooooo

     We have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

     We have assumed for purposes of this letter: each document we have reviewed is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Underwriting Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Selling Stockholder); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

     In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Selling Stockholder; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

     We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the conscious

March 14, 2001
Page 5


awareness at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis at that time who spent substantial time representing the Selling Stockholders in connection with the offering effected pursuant to the Prospectus.

     Each opinion (an "enforceability opinion") in this letter that any particular contract is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. "General principles of equity" include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

     Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York, the General Corporation Law of the State of Delaware, or the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. None of the opinions or other advice contained in this letter considers or covers: (i) any state securities (or "blue sky") laws or regulations, or (ii) any rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters. This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Underwriting Agreement.

March 14, 2001
Page 6


     This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

     This letter may be relied upon by the Underwriters only for the purpose served by the provision in the Underwriting Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than the Underwriters may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.



                                          Very truly yours,



                                          KIRKLAND & ELLIS